Exhibit 99.4

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

FOR THE 12 MONTHS ENDED DECEMBER 31, 2012

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Digital River	LML IFRS	U.S. GAAP Adjustments		Pro Forma Adjustments		Pro Forma Digital River
Revenue	$386,222	$28,288	$—		$—		$414,510
Costs and expenses (exclusive of depreciation and amortization expense shown separately below):
Direct cost of services	12,661	15,549	(37	)(b),(c)	56,228	(k)	84,401
Network and infrastructure	53,562	—	—		—		53,562
Sales and marketing	162,201	1,117	(404	)(c)	(56,215	)(k)	106,699
Product research and development	63,510	1,207	(57	)(b),(c)	—		64,660
General and administrative	58,383	4,501	49	(b),(c)	(810	)(k),(o)	62,123
Goodwill impairment	175,241	—	—		—		175,241
Depreciation and amortization	20,307	—	93	(c)	—		20,400
Amortization of acquisition-related intangibles	7,067	—	604	(c)	4,449	(h),(l)	12,120
Total costs and expenses	552,932	22,374	248		3,652		579,206
Income (loss) from operations	(166,710)	5,914	(248)		(3,652)		(164,696)
Interest income	3,820	163	—		(51	)(m)	3,932
Interest expense	(8,968)	—	—		—		(8,968)
Other income (expense), net	4,796	(28)	—		—		4,768
Income (loss) before income taxes	(167,062)	6,049	(248)		(3,703)		(164,964)
Income tax expense (benefit)	28,806	2,586	—		(2,483	)(q),(r),(s)	28,909
Net income (loss)	$(195,868)	$3,463	$(248)		$(1,220)		$(193,873)

Net income (loss) per share - basic	$(5.90)						$(5.84)
Net income (loss) per share - diluted	$(5.90)						$(5.84)

Shares used in per-share calculation - basic	33,224						33,224
Shares used in per-share calculation - diluted	33,224						33,224

The accompanying notes are an integral part of these consolidated financial statements.

UNAUDITED PRO FORMA BALANCE SHEETS

AS OF DECEMBER 31, 2012

(IN THOUSANDS)

	Digital River	LML IFRS	U.S. GAAP Adjustments		Pro Forma Adjustments		Pro Forma Digital River
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$542,851	$30,281	$—		$(101,775	)(j),(p)	$471,357
Funds held for merchants		22,702	—		—		22,702
Short-term investments	162,794	—	—		—		162,794
Accounts receivable, net of allowance	60,656	1,736	—		—		62,392
Deferred tax assets	457	—	51	(d)	—		508
Prepaid expenses and other	33,714	1,896	—		(1,027	)(p)	34,583
Total current assets	800,472	56,615	51		(102,802)		754,336

Property and equipment, net	53,265	191	—		—		53,456
Goodwill	108,960	17,874	—		28,039	(g)	154,873
Intangible assets, net of accumulated amortization	11,718	3,402	—		21,652	(i),(n)	36,772
Long-term investments	71,735	—	—		—		71,735
Deferred income taxes	1,724	736	(51	)(d)	—		2,409
Other assets	4,342	279	—		—		4,621
TOTAL ASSETS	$1,052,216	$79,097	$—		$(53,111)		$1,078,202

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$205,377	$882	$—		$—		$206,259
Funds due to merchants		22,702	—		—		22,702
Deferred revenue	13,426	497	—		—		13,923
Other accrued liabilities	63,270	1,902	—		—		65,172
Total current liabilities	282,073	25,983	—		—		308,056

NON-CURRENT LIABILITIES
Senior convertible notes	309,909	—	—		—		309,909
Other liabilities	18,236	3	—		—		18,239
Total non-current liabilities	328,145	3	—		—		328,148
TOTAL LIABILITIES	610,218	25,986	—		—		636,204

STOCKHOLDERS’ EQUITY
Preferred stock	—						—
Common stock	489	53,919	—		(53,919	)(f)	489
Treasury stock at cost	(368,721)	—	—		—		(368,721)
Additional paid-in capital	737,499	10,593	(738	)(b),(e)	(9,855	)(f)	737,499
Warrants	—	114	(114	)(e)	—		—
Retained earnings (deficit)	75,901	(11,805)	852	(b)	10,953	(f)	75,901
Accumulated other comprehensive income (loss)	(3,170)	290	—		(290	)(f)	(3,170)
Total stockholders’ equity	441,998	53,111	—		(53,111)		441,998
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,052,216	$79,097	$—		$(53,111)		$1,078,202

The accompanying notes are an integral part of these consolidated financial statements.

Note 1 — Periods Presented

(a)         The consolidated condensed pro forma statement of operations includes the LML Payment Systems Statement of Operations for the twelve months ended December 31, 2012 and the Digital River Statement of Operations for the twelve months ended December 31, 2012.   The LML Payments Systems Statement of Operations for the twelve months ended December 31, 2012, was derived from combining the last three months of LML Payment Systems fiscal year ended March 31, 2012, and the nine months ended December 31, 2012.  The consolidated condensed pro forma balance sheet reflects December 31, 2012 balances for LML Payment Systems and Digital River.

Note 2 — U.S. GAAP Adjustments

(b)         Under US GAAP, the fair value of the share-based awards with graded vesting is calculated as one single grant and the resulting fair value is recognized on a straight-line basis over the longest vesting period.

IFRS require each tranche of a share-based award with different vesting dates to be considered a separate grant for purposes of fair value calculation, and the resulting fair value is amortized over the vesting period of the respective tranches.

As a result of the above difference, an adjustment has been made to stock-based compensation as follows (in thousands):

Twelve months ended December 31, 2012
Direct cost of services	$5
Sales and marketing	—
Product research and development	8
General and administrative	235
Total adjustment	$248

(c)          Under IFRS, the amortization and depreciation expenses were included within the appropriate operating expense category and were not separately presented.  Under US GAAP, depreciation of property and equipment, and amortization of patents and intangible assets are separately presented in the consolidated statement of earnings. An adjustment has been made as follows (in thousands):

Twelve months ended December 31, 2012
Direct cost of services	$(43)
Sales and marketing	(404)
Product research and development	(65)
General and administrative	(186)
Depreciation and amortization	94
Amortization of acquisition-related intangibles	604
Total adjustment	$—

(d)         Under IFRS, all deferred tax assets are presented as long term.  Under US GAAP, deferred tax assets are presented as current and long term.

(e)          Under IFRS, warrants are presented as a separate component of equity. Under US GAAP, warrants are included in additional paid in capital.

Note 3 — Pro Forma Adjustments

(f)           An adjustment has been made to eliminate the historical equity of LML Payment Systems.

(g)          An adjustment has been made to record an estimated $45.9 million of goodwill associated with Digital River’s purchase of

LML Payment Systems as if the acquisition had been made on December 31, 2012.  In addition, an adjustment has been made to eliminate LML Payment Systems’ historical goodwill of $17.9 million.  Digital River’s intangible asset valuations are in progress.  The final amount of goodwill to be booked to record the LML Payment Systems purchase entry may be different than that reflected in the unaudited pro forma condensed combined financial statements.

(h)         An adjustment has been made to record estimated amortization expense of $5.1 million associated with intangible assets identified and valued at the time of the acquisition. The amortization adjustment is based on estimated fair values, estimated useful lives and straight line amortization.

(i)             An adjustment has been made to eliminate $3.4 million of intangible assets on LML Payment Systems books prior to the acquisition.

(j)            An adjustment has been made to reflect the use of cash and cash equivalents to fund the acquisition consideration.

(k)         LML Payment Systems has historically reported payment processing fees and chargebacks as direct cost of sales, while Digital River has classified them as selling and marketing expense.  In order to ensure consistency and comparability, Digital River’s payment processing fees and chargebacks have been reclassified to direct cost of sales.

(l)             An adjustment has been made to eliminate LML Payment Systems historical intangible amortization expense.

(m)     An adjustment has been made to eliminate estimated interest income earned on the $102.8 million cash consideration paid to acquire LML Payment Systems.

(n)         An estimate of the purchase price allocated to the acquired intangible assets of $25.1 million.  Digital River’s intangible asset valuations are in progress.  The final values and useful lives could be different than those reflected in the unaudited pro forma condensed combined financial statements.

(o)         An adjustment has been made to eliminate acquisition related expenses.

(p)         An adjustment has been made to eliminate $1 million of LML Payment Systems acquisition related receivables, associated with expenditures made by LML which were to be reimbursed by Digital River.

(q)         An adjustment has been made with the assumption that a consolidated US federal tax return would have been filed, which would have included approximately $4.8 million of US income from the LML US group.  The impact would have been a reduction in the US net operating loss deferred tax asset with a corresponding reduction in the amount of US taxes paid.  This decrease in deferred tax assets would cause a reduction in the amount of valuation allowance required, which would impact the statement of operations in the amount of $1.8 million.

(r)            An adjustment has been made because the LML US group carried a deferred tax asset of approximately $240 thousand, which would require a valuation allowance recorded against it since all US tax assets of Digital River have a full valuation allowance.

(s)           An adjustment was made to record the tax effect of the pro forma pre-tax income adjustments.